Exhibit 3.2

                                 JP REALTY, INC.

                             ARTICLES SUPPLEMENTARY

      JP REALTY, INC., a Maryland corporation (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: Pursuant to Title 3, Subtitle 8 of the Maryland General Corporation Law (the "MGCL"), the Board of Directors of the Corporation (the "Board of Directors"), by resolution duly adopted at a duly called meeting held on August 4, 1999, amended the Bylaws of the Corporation to provide that, subject to the rights of the holders of Price Group Stock (as defined in the Corporation's charter), the Corporation elects to be subject to all of the provisions of Title 3, Subtitle 8 of the MGCL, except that, with respect to removal of directors, the provisions of Article Seventh, Section (d) shall apply.

      SECOND: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

      THIRD: The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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      IN WITNESS WHEREOF, the Corporation has caused these Articles
Supplementary to be executed under seal in its name and on its behalf by the officer named below and attested to by its Assistant Secretary on this 13th day of August, 1999.

WITNESS:                                JP REALTY, INC.


By: /s/ M. Scott Collins                By: /s/ G. Rex Frazier
    -----------------------------           ------------------------------------
    Name: M. Scott Collins                  Name: G. Rex Frazier
    Title: Assistant Secretary              Title: President and Chief Operating
                                                   Officer